Exhibit 99.1

MoPals.com, Inc. OTCQB : PALS

November 17, 2014 07:44 ET

NBA Star, Greivis Vasquez of Toronto Raptors Invests and Joins the Board of Directors of Tech Startup, MoPals

TORONTO, ONTARIO--(Marketwired - Nov. 17, 2014) - Editors note: There is one photo associated with this press release.

MoPals.com, Inc. (OTCQB:PALS) ("MoPals", the "Company") the world's first community-driven, crowd-sourced loyalty program is pleased to announce that Toronto Raptors' Greivis Vásquez has joined the company's board of directors. Greivis Vásquez follows in the footsteps of celebrities like Jessica Alba, Ashton Kutcher and Justin Timberlake investing in tech startups.

When asked about his decision to invest in MoPals, Vásquez says, "I just loved the concept. It's a revolutionary platform that I'm excited to support." The 27 year-old continued, "As a point guard, you seize great opportunities when they come your way."

His admiration for MoPals' CEO Alex Haditaghi is also among the reasons for his involvement explaining that, "After getting to know Alex, I knew I had to be part of MoPals. I know this can turn into something special."

Vásquez will join MoPals' existing board of directors - who are some of the most admired, reputable business people and philanthropists - including Ralph Lean, Steve Gupta, Todd Halpern and Luce Veilleux. "Together, with this prestigious board, I believe MoPals will soon become a household name," reveals Vásquez.

Ralph Lean, chairman of MoPals, commented that, "Greivis is a young, social media savvy businessman who will bring a lot to MoPals and its board."

Vásquez's position with MoPals will be multifaceted, acting as board member, brand ambassador and advisor of the company. "He is an inspiration all over the world, in Hispanic communities throughout the United States, Canada and especially in his native of Venezuela. With ambassadors like Vásquez by our side, international markets are now within reach," explains Haditaghi.

Through his enthusiasm and commitment to his home team's community, Greivis Vásquez is shooting for a long and promising career with the Toronto Raptors and MoPals is more than happy to welcome him on their team. Haditaghi concludes, "Vásquez is a boost to our morale. It is with great pleasure to have him part of MoPals' journey."

ABOUT MOPALS

MoPals.com, Inc. is a publicly traded company and the world's first community-driven, crowd-sourced loyalty program that bridges the gap between social media and reward platforms. With a mobile-based, experiential and Big Data-driven platform, MoPals rewards its members for both social and transactional behaviors. MoPals uses an exclusive digital currency, MoCoins™, to foster an exciting community where consumers are rewarded for making purchases at participating businesses, as well as engaging in a wide range of social media activities that enhance brand value. For more information, visit www.MoPals.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

To view the photo associated with this press release, please visit the following link:http://www.marketwire.com/library/20141117-979360_800.jpg.

CONTACT INFORMATION

Mopals, Inc.
Alex Haditaghi
CEO
(416) 528-9999
alex@mopals.com
Twitter: www.twitter.com/alexhaditaghi